                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (the "AGREEMENT"), is dated as of October 4, 1999, by and among Orient Packaging Holdings Limited, a Delaware corporation (the "COMPANY"), Gamma Link Enterprises Corp., a British Virgin Islands corporation ("GAMMA"), Acamax Inc., a British Virgin Islands corporation ("ACAMAX"), and Everford Comsec Limited, a Hong Kong corporation ("Everford"), (collectively, the "SHAREHOLDERS").

                                    RECITALS

         WHEREAS, the Shareholders own all of the issued and outstanding ordinary shares in the capital of Gamma (hereinafter collectively referred to as the "Gamma Stock");

         WHEREAS, the Company wishes to acquire all of the Gamma Stock in exchange for a total of 3,600,000 shares of the common stock of the Company at US$1.50 per share, with a par value of $0.0001 per share (the "Company Common Stock");

         WHEREAS, the Gamma Shareholders wish to exchange the Gamma Stock for the Company Common Stock;

         WHEREAS, The Shareholders are the sole shareholders of the Company and will directly benefit by the transactions contemplated herein;

         NOW, THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                      TERMS

         1.       EXCHANGE OF SECURITIES.

         Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 7 hereof (the "CLOSING DATE"), the Company will issue and deliver to the Shareholders (or their nominees), as set forth on the SCHEDULE 1 ATTACHED HERETO, an aggregate of 3,600,000 shares of the Company Common Stock in exchange for which the Shareholders will deliver, or cause to be delivered to the Company, all of the Gamma Stock (the "EXCHANGE").

         2.       REPRESENTATIONS AND WARRANTIES BY GAMMA AND THE SHAREHOLDERS.

         Each of Gamma and the Shareholders jointly and severally represent and warrant to the Company that, as of the date hereof and as of the Closing
Date:

                  (a) Gamma is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Copies of the Memorandum and Articles of Association for Gamma have heretofore been furnished to the Company and such documents are true and correct copies of the Memorandum and Articles of Association of Gamma and include all amendments thereto. Gamma has authorized Capital Stock consisting of 5,000,000 shares of Gamma stock of which 1,000,000 shares of Gamma stock are duly and validly issued, and outstanding, fully paid and not assessable. No other securities of Gamma, or rights, options or warrants to subscribe for or acquire securities of Gamma, other than the above-described shares, exist or issued, outstanding or agreed to be issued. Gamma has not granted to any party registration or similar rights with respect to its capital stock.

                  (b) Gamma is the owner of a 51% interest in Sino-Panel (Gaoyao) Limited , a British Virgin Islands corporation ("Sino-Panel") which in turn owns a 75,000 m3/annum particleboard production line engineered by Schauman Wood Oy, Finland and situated in Gaoyao, Guangdong, People's Republic of China.

                  (c) The consolidated balance sheets of Gamma and its subsidiary, (the "GAMMA GROUP") as at December 31, 1998, and the consolidated statements of income, consolidated changes in stockholders' equity and consolidated statements of cash flow for each of the years ended December 31, 1998 prepared by Gamma and audited by a Certified Public Accountants in Hong Kong, fairly present, as of such dates the consolidated financial condition of the Gamma Group and the results of operations, changes in stockholders equity and cash flow for the periods then ended.

                  (d) Each member of the Gamma Group has the power to own its properties and carry on its business as now being conducted and as proposed to be conducted;

                  (e) Except as set forth on Schedule 2(e) attached hereto, no member of the Gamma Group has contracts, agreements, leases, licenses, arrangements, commitments, or other undertakings (collectively the "Gamma Contracts") to which such member is a party or to which it or its property is subject, except as disclosed on such schedule, no member of the Gamma Group is in material default, or alleged to be in material default, under any Gamma Contract, and, to the knowledge of Gamma or the Shareholders, no other party to any Gamma Contract is in default thereunder nor, to the knowledge of Gamma or the Shareholders, does there exist any condition or event, which, after notice or lapse of time or both, would constitute a default by any party to such Gamma Contract.

                  (f) Except as set forth on Schedule 2(f) attached hereto, there are no contracts, agreements, arrangements, or other transactions between any member of the Gamma Group and any officer, director or five percent (5%) shareholder thereof, a member of such officer, director or five percent shareholder's family, or any affiliate of any such officer, director or five percent shareholder.

                  (g) Each member of the Gamma Group has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders to which it or its assets are subject.

                  (h) No member of the Gamma Group is involved in any pending or threatened litigation and there is no dispute, claim, arbitration, proceeding, or, to the knowledge of Gamma or the Shareholders, threatened against any such member affecting any of its properties or assets that might result, either in any case or in the aggregate, in a material average change in the business, operations, affairs or financial condition of such member or its properties or assets, or that might call into question the validity of this Agreement or any action taken or to be taken pursuant hereto.

                  (i) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate (including stockholder) action of Gamma and each of the Shareholders. This Agreement constitutes the valid and binding obligation of Gamma and the Shareholders enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency and similar laws effecting creditor's rights and by general principles of equity. The execution, delivery and performance by Gamma and the Shareholders of this Agreement, the consummation of the Exchange, the issuance and sale of the Gamma Stock to Company, and the consummation of the other transactions contemplated by this Agreement to be performed by Gamma and the Shareholders do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of Gamma or any other member of the Gamma Group.

                  (j) Each member of the Gamma Group has good and marketable title to all the properties owned by it, free and clear of all liens, security interests, charges, encumbrances and defects.

                  (k) None of the members of the Gamma Group use any processes or products and is not engaged in any activities which infringe any patents, copyrights, trademarks, service marks, designs, trade or business names or other registrable or unregistrable intellectual property rights of any third party.

                  (l) Since December 31, 1998, no member of the Gamma Group has experienced any material adverse changes with respect to its business condition (financial or otherwise), results of operations, assets, liabilities or prospects. Without limiting the generality of the foregoing:

                            (i) Such member has not declared, paid or made
nor is proposing to declare, pay or make any dividend or other distribution;

                            (ii) No event has occurred which would entitle
any third party (with or without the giving of notice, the lapse of time, or both) to call for the repayment of indebtedness prior to its normal maturity date;

                            (iii) The business of such member has been
carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by such member; and

                            (iv) No asset of such member has been acquired or
disposed of, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by such member, and no contract involving expenditure by it on capital account has been entered into by such member, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on).

                  (m) Each member of the Gamma Group has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders or to which it or its assets are subject.

                  (n) Since December 31, 1998, no member of the Gamma Group has provided any guarantees to any third party.

         3.       REPRESENTATIONS AND WARRANTIES BY THE SHAREHOLDERS.

         Each Shareholder, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

                  (a) Such Shareholder has good and marketable title to all of the shares of Gamma Stock which it is selling, transferring and exchanging, free and clear of any and all liens or encumbrances.

                  (b) Such Shareholder has full power to exchange its shares of Gamma Stock upon the terms provided for in this Agreement.

                  (c) Such Shareholder understands that the Company is relying upon an exemption from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), as set forth in Section 4 thereof, which relate to "transactions by an issuer not involving any public offering," and applicable regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder.

                  (d) The Company has made available to such Shareholder and its representative, if any, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Exchange and to obtain any additional information desired by the Shareholder concerning the Company.

                  (e) The investment by such Shareholder in the Company Common Stock is a suitable investment for such Shareholder, given the investment goals and objectives of such Shareholder.

                  (f) Such Shareholder, either individually or together with his purchaser representative, if one has been retained, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company Common Stock. The Shareholder understands the effect of accepting the Exchange and the rights, restrictions and obligations of a holder of Company Common Stock.

                  (g) Such Shareholder is purchasing the Company Common Stock for the Shareholders own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

                  (h) Such Shareholder understands that resale or transfer of the Company Common Stock will be prohibited indefinitely unless either (i) the Company causes the

Company Common Stock to be registered under the Securities Act or, (ii) an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws. Such Shareholder further understands that a legend will be affixed to the certificates representing the Company Common Stock setting forth the foregoing limitations.

         4.       REPRESENTATION, WARRANTIES AND COVENANTS BY THE COMPANY

         The Company represents and warrants to the Shareholders and Gamma that, as of the date hereof and as of the Closing Date (except as modified by the conditions precedent):

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and carry on its business as now being conducted and as proposed to be conducted and has authorized capital stock consisting of 50,000,000 shares of Company Common Stock of which 4,154,158 shares of Company Common Stock are duly and validly issued and outstanding, fully paid and non-assessable. Copies of the Certificate of Incorporation, Amendments of the Certificate of Incorporation and the By-Laws for the Company have been furnished by the Company to the Shareholders and Gamma and such documents are true and correct copies of the Certificate of Incorporation and the By-Laws of the Company and include all amendments thereto. No other securities of the Company, or rights, options or warrants to subscribe for or acquire securities of the Company, other than the above-described shares, exist or are issued, outstanding or agreed to be issued. The Company has not granted to any party registration or similar rights with respect to its capital stock.

                  (b) The Company has all of the corporate power and authority necessary to execute, deliver and perform this Agreement and to issue and deliver the Company Common Stock required to be delivered hereunder.

                  (c) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate (including stockholder) action of the Company. This Agreement, constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights and by general principles of equity. The execution, delivery and performance by the Company of this Agreement, the consummation of the Exchange, the issuance and sale of the Company Common Stock to the Shareholders, and the consummation of the other transactions contemplated by this Agreement, to be performed by the Company do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company.

                  (d) The Company has good marketable title to all the properties owned by it, free and clear of all liens, security interests, charges, encumbrances and defects.

                  (e) The consolidated balance sheets of the Company and its consolidated subsidiaries (the "Company Group") prepared by the Company and audited by Horwath Hong Kong Limited, Accountants, as at December 31, 1997 and 1998, and the consolidated statements of operations and cash flow for the years ended December 31, 1997 and 1998, and the consolidated statements of changes in shareholders' equity for each of the years ended December

31, 1997 and 1998 attached hereto as SCHEDULE 4(e) (THE "COMPANY FINANCIAL STATEMENTS"), present fairly as of such dates the consolidated financial condition of the Company Group and the results of the operations for the periods then ended. The audited consolidated financial statements of the Company have been prepared in accordance with US GAAP.

                  (f) Since December 31, 1998, no member of the Company Group has experienced any material adverse changes with respect to its business condition (financial or otherwise), results of operations, assets, liabilities or prospects. Without limiting the generality of the foregoing:

                            (i) The Company has not declared, paid or made
nor is proposing to declare, pay or make any dividend or other distribution;

                            (ii) No event has occurred which would entitle
any third party (with or without the giving of notice, the lapse of time, or both) to call for the repayment of indebtedness prior to its normal maturity date;

                            (iii) The business of each member of the Company
Group has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by the Company;

                            (iv) No asset of the Company has been acquired or
disposed, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by the Company, and no contract involving expenditure by it on capital account has been entered into by the Company, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on);

                  (g) The Company has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders or to which it or its assets are subject.

                  (h) Since December 31, 1998, the Company has not provided any guarantees to any third party.

                  (i) Neither the execution or delivery of this Agreement nor the issuance of the Company Common Stock hereunder, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, rule or regulation, any order of any court or other governmental agency, the Certificate of Incorporation or By-laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which the Company is bound or by which any of its property is bound.

                  (j) The Company Common Stock is currently listed for trading on the OTC Bulletin Board, and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

                  (k) The Company is not involved in any pending or threatened litigation and there is no dispute, claim, arbitration, proceeding or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or financial condition of the Company or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

                  (l) The Company hereby acknowledges that the Gamma Stock to be exchanged for the Company Common Stock is not registered under the Securities Act or the laws of any other jurisdiction and are subject to restrictions on their transfer and resale under applicable federal and state law.

                  (m) The Company understands that (i) in agreeing to transfer their Gamma Stock to the Company in the Exchange, the Shareholders are relying upon an exemption from registration under the Securities Act, as set forth in Section 4 thereof, which relate to private resales of securities, and (ii) the Shareholders are also relying upon the securities laws of any state on the basis that the Exchange is a transaction exempt from the registration requirements of such laws.

                  (n) The Company is purchasing the Gamma Stock for its own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

         5.       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

         The obligation of the Company to consummate the Exchange pursuant to
Section 1 is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) the representations and warranties made by the Shareholders and Gamma shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Shareholders on or prior to the Closing Date shall have been performed and complied with by the Shareholders on or prior to the Closing Date, and the Company will have received a certificate, in the form attached as EXHIBIT 5(a), signed by each of the Shareholders and Gamma, dated the Closing Date, certifying to such effect;

                  (b) Gamma and the Shareholders shall have received all corporate, regulatory and other third party approvals and authorizations necessary to consummate the Exchange.

                  (c) The Company shall have completed to its sole satisfaction its due diligence on the business and affairs of the Gamma Group.

         6.       CONDITIONS TO THE OBLIGATIONS OF GAMMA AND THE SHAREHOLDERS.

         The obligation of the Shareholders to consummate the Exchange pursuant to Section 1 is subject to the satisfaction of the following conditions as of the Closing Date:

                  (a) the representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Company on or prior to the Closing Date shall have been performed and complied with by the Company on or prior to the Closing Date, and the Shareholders will have received a certificate, in the form attached as EXHIBIT 6(a), signed by each of the Company , dated the Closing Date, certifying to such effect;

         7.       CLOSING DATE.

         The Closing Date shall take place on, or prior, to December 4, 1999 at the offices of the Company, or at such other time and place as the parties hereto shall mutually agree.

         8.       ACTIONS AT CLOSING.

         At Closing, the Company and the Shareholders will each deliver, or cause to be delivered to the other, certificates representing the Company Common Stock and Gamma Stock to be exchanged in accordance with Section 1, and each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of its own securities. All share certificates shall be in the name of the party to which the same are deliverable or its nominees except the Shareholders' shares, which will be accompanied by an instrument of transfer executed in favor of the Company.

         In addition, Gamma will deliver to the Company:

                           (1) the written resignations of all directors and such officers and auditors of each member of the Gamma Group required by the Company, which resignations will contain an acknowledgment from each of them that they have no claims against such member for loss of office, unpaid compensation, or otherwise; and

                           (2) all registration certificates, statutory books, minute books and common seal of each member of the Gamma Group, all account books and all documents and papers in connection with the affairs of such member and all documents of title relating to such member's assets (unless already in the possession of the Company) as are required by the Shareholders.

         9.       CONFIDENTIAL INFORMATION; DELIVERY; RETURN; NON-DISCLOSURE.

                  (a) DELIVERY OF INFORMATION. Until the earlier of the Closing Date or the termination of this Agreement (such date hereinafter the "TERMINATION DATE"), pursuant to the terms of this Agreement:

                           (1) Gamma will provide the Company and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "COMPANY REPRESENTATIVES") with reasonable access, upon reasonable prior notice, to all officers, employees and accountants of each member of the Gamma Group and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of such member as the Company Representatives reasonably may request in connection with such investigation, but only to the extent that such access does not unreasonably interfere with the business and operations of such member.

                           (2) The Company will provide the Shareholders and Gamma and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "GAMMA REPRESENTATIVES") with reasonable access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to its assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Company as the Gamma Representatives reasonably may request in connection with such investigation.

                  (b)      ACKNOWLEDGEMENTS; DEFINITIONS:

                           (1) The Company has been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of Gamma, and/or the Shareholders (the "GAMMA CONFIDENTIAL INFORMATION"). As used herein, the term "GAMMA CONFIDENTIAL INFORMATION" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Company Representatives by Gamma, the Shareholders, regarding their products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training, devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Company Representatives which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret, including without limitation all information relating (directly or indirectly) to the material set forth in the Gamma business plan delivered or to be delivered to the Company Representatives.

                           (2) Gamma and/or the Shareholders have been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Company (the "COMPANY CONFIDENTIAL INFORMATION"). As used herein, the term "COMPANY CONFIDENTIAL INFORMATION" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to Gamma Representatives by the Company regarding its products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to Gamma Representatives which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

                           (3) Reference to "CONFIDENTIAL INFORMATION" herein shall include and relate to both Gamma Confidential Information and the Company Confidential Information.

                           (4) As used herein, the term "TRADE SECRET" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the other party's businesses and which provides such party's business as advantage, or an opportunity to obtain an advantage, over those who do not know or use it. For purposes of interpretation hereunder the following shall apply:

                  Irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art or field to which the subject matter pertains, when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes, a trade secret is considered to be a secret, of value, for use or in use by the business, and of advantage to the business, or providing an opportunity to obtain an advantage, over those who do not know or use it.

                  In addition, a "TRADE SECRET" shall include information (not readily compiled from publicly available sources) which has been made available by Gamma, and/or the Shareholders to the Company Representatives or by the Company to the Gamma Representatives, as the case may be, during the course of their involvement with each other, including but not limited to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the disclosing party, as well as specific job listings from companies with whom the disclosing party does, or attempts to do, business, as well as mailing lists, computer runoffs, financial or other information not generally available to others.

                  (c)      NON-DISCLOSURE; THE COMPANY:

                           (1) The Company, for itself, its officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties, including Horler (all of whom are to be deemed included in any reference herein to the Company) agrees that it will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by Gamma and/or the Shareholders, use for the Company's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Company receives any benefit therefrom), any Gamma Confidential Information.

                           (2) The Company will take all actions necessary to ensure that the Gamma Confidential Information is maintained as secret and confidential and its disclosure shall only be made to the extent necessary, to a limited group of the Company's employees, officers and/or directors who are actually engaged in the evaluation of the Gamma Confidential Information; provided however, the Company acknowledges and agrees that it shall be responsible and held liable for the actions or inactions of such employees, officers and directors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Gamma Confidential information.

                           (3) The Company understands that if it discloses to others, use for its own benefit (other than as part of an agreement with Gamma and the Shareholders, which expressly provides for such use) or for the benefit of any person or entity other than Gamma and/or the Shareholders, copies or makes notes of any such Gamma Confidential

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

         Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Company by Gamma and the Shareholders and will constitute a breach of this Agreement and render the Company responsible for any and all damages suffered by Gamma and/or the Shareholders as a result thereof.

                           (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (c) shall not be applicable to any information which the Company is compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities), except that the Company shall procure the confidential treatment of any Gamma Confidential Information which it is compelled to disclose by this Section 9(c)(4) and that access thereto shall be strictly restricted to persons to whom such judicial and administrative process requires. In the event of any such disclosure of any Gamma Confidential Information, Gamma and the Shareholders shall have the right to petition any court of competent jurisdiction for any remedy or order (interim or otherwise) for the protection of confidentiality of such Gamma Confidential Information.

                  (d) NON-DISCLOSURE: GAMMA AND THE SHAREHOLDERS:

                           (1) Gamma and the Shareholders, for themselves, their officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to Gamma and the Shareholders) severally (but not jointly) agree that they will not at any time during or after the termination or expiration of any agreement or negotiations for an agreement with the Company, except as authorized or directed herein or in writing by the Company, use for Gamma and the Shareholders' own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not Gamma and the Shareholders receive any benefit therefrom), any Company Confidential Information.

                           (2) Gamma and the Shareholders severally (but not jointly) agree to take all actions necessary to ensure that the Company Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of Gamma and/or the Shareholders' own employees, officers, directors and/or professional advisors who are actually engaged in the evaluation of the Company Confidential Information; provided, however, Gamma and the Shareholders severally (but not jointly) acknowledge and agree that they shall be responsible and held liable for the actions or inactions of such employees, officers, directors and/or professional advisors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Company Confidential Information.

                           (3) Gamma and the Shareholders understand that if they disclose to others, use for their own benefit (other than as part of an agreement with the Company, which contemplates such use) or for the benefit of any person or entity other than the Company, copies or make notes of any such Company Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon Gamma and the

         Shareholders by the Company and will constitute a breach of this Agreement and render Gamma and the Shareholders severally (but not jointly) responsible for any and all damages suffered by the Company as a result thereof.

                           (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (d) shall not be applicable to (i) any information which Gamma and/or the Shareholders are compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities), (ii) information that is publicly available, (iii) information previously in the possession of Gamma and/or the Shareholders, (iv) information obtained independently from third parties and (v) with respect to the Shareholders, information that is disclosed for inter-fund reporting purposes.

                  (e)      RETURN OF INFORMATION:

                           (1) At any time after the Termination Date, upon request of Gamma or any Shareholder, the Company will, and will cause the Company Representatives to promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to Gamma or the Shareholder (as applicable) all Gamma Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Company or any Company Representative. Such destruction shall be certified in writing to Gamma and the Shareholders by an authorized officer supervising such destruction.

                           (2) At any time after the Termination Date, upon request of the Company, the Shareholders and/or Gamma will, and will cause the Gamma Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Company all original Company Confidential Information.

         10.      EQUITABLE RELIEF.

         The Company, Gamma and the Shareholders agree that money damages would not be a sufficient remedy for any breach or threatened breach of any provision set forth in Sections 9, or 12 by the other, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         11.      CONDUCT AND BUSINESS.

                  (a) Between the date hereof and the Closing Date, each member of the Gamma Group shall conduct its business in substantially the same manner in which it has heretofore been conducted, and the Shareholders will not permit any such member to: (1) enter into any contracts, agreements or arrangements, other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the Shareholders.

                  (b) Between the date hereof and the Closing Date, the Company shall conduct its business in substantially the same manner in which it has heretofore been conducted, and the Company will not; (1) enter into any contracts, agreements or arrangements, other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Company.

         12.      NO PUBLIC DISCLOSURE.

                  (a) Gamma and the Shareholders hereby acknowledge that they are aware (and that the Gamma Representatives who have been apprised of this Agreement and the Shareholders' consideration of the Exchange have been, or upon becoming so apprised will be advised) of the restrictions imposed by federal and state securities laws on a person possessing material "non-public" information about a company with a class of securities registered under the Exchange Act. In this regard, each such Shareholder agrees that while it is in possession of material non-public information with respect to the Company and its subsidiaries, such Shareholder will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws.

                  (b) Without the prior written consent of the other, neither the Shareholders or Gamma, on the one hand, nor the Company, on the other, will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the Exchange, the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

         13.      AGREEMENT TO INDEMNIFY.

         Subject to the terms and conditions of this Section, the Company hereby agrees, to indemnify, defend and hold the Shareholders harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Shareholders by reason of or resulting from a breach of (i) any agreement set forth in this Agreement by the Company or (ii) any representation or warranty given by the Company contained in or made pursuant to this Agreement, or
(iii) any liability of the Company Group existing, accruing or arising on or before the Closing Date; provided that, in the case of clause (ii), notice of such breach of representation or warranty is given to the Company within two years of the Closing Date, except with respect to the representations and warranties contained in Sections 4(a) through 4(d), 4(k) and 4(l), which shall survive without limitation.

         Subject to the terms and conditions of this Section, each of Gamma and the Shareholders hereby agrees, severally and not jointly, to indemnify, defend and hold the Company harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company by reason of or resulting from a breach of (i) any agreement set forth in this Agreement by Gamma or such Shareholder, or (ii) any representation or warranty given by Gamma or such Shareholder contained in or made pursuant to this Agreement, provided that notice of such breach of representation or warranty is given to Gamma or the Shareholder within two years of the Closing Date, except with respect to the representations and warranties contained in Sections 2(a) - 2(b), 3(a) and 3(b), which shall survive without limitation.

         All of the foregoing are hereinafter collectively referred to as "CLAIMS" and singularly as a "CLAIM."

                  (a)      CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of the Shareholders, Gamma, and the Company, with respect to Claims resulting from the assertion of liability by any of them, shall be subject to the following terms and conditions:

                           (1) The party hereto seeking indemnification (the "INDEMNITEE") will give the other party hereto from whom indemnification is sought (the "INDEMNITOR") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will have the right to undertake the defense thereof by representatives of its own choosing. The failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under Section 14 above, except to the extent that the Indemnitor is prejudiced by the failure to give such notice. When the Indemnitor undertakes the defense of any claim, the Indemnitee shall have the right to participate in contesting such claim at its own costs and expense.

                           (2) In the event that the Indemnitor, within ten (10) business days after notice of any such Claim, fails to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                           (3) The Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement, from the claimant or plaintiff to the Indemnitee. To the greatest extent reasonably possible, the parties shall attempt to obtain general releases from such plaintiff or claimant.

         14.      COST AND EXPENSES.

         Each party hereto shall pay its own costs and expenses incident to the negotiation and preparation of this Agreement, to the consummation of the transactions contemplated herein and therein.

         15.      MISCELLANEOUS.

                  (a)      WAIVER; STRICT CONSTRUCTION:

                  No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

                  (b)      ENTIRE AGREEMENT.

                  This Agreement, together with all schedules and exhibits hereto sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written.

                  (c)      HEADINGS.

                  The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

                  (d)      COUNTERPARTS.

                  This Agreement may be executed in two or more identical counterparts, each of which will be deemed an original and all of which will constitute one instrument.

                  (e)      CONSTRUCTION.

                  Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

                  (f)      SEVERABILITY.

                  If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed ineffective and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law

                  (g)      COMPUTATION OF TIME.

                  Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Delaware or federal, the party having the privilege or duty will have until 5:00 p.m. Pacific Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

                  (h)      Interpretation.

                  No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  (i)      GOVERNING LAW.

                  This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the Laws of the State of Delaware.

                  (j)      ATTORNEYS' FEES.

                  In the event a lawsuit is brought by any party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Delaware law.

                  (k)      ASSIGNMENT.

                  This Agreement shall not be assignable by any party without the prior written consent of the other.

                  (l)      NOTICES.

                  All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail or overnight courier:

                  If to Gamma, then:

                           Gamma Link Enterprises Corp.
                           Omar Hodge Building, 2nd Floor
                           325 Waterfront Drive
                           Wickhams Cay
                           Roadtown, Tortola
                           British Virgin Islands

                  If to the Company, then:

                           Orient Packaging Holdings Limited
                           CLI Building, Suite 1003
                           313 Hennessy Road
                           Wanchai, Hong Kong
                           Attn: Danny Wu

                  With a copy to:

                           David L. Ficksman, Esq.
                           Loeb & Loeb
                           1000 Wilshire Boulevard
                           Suite 1800
                           Los Angeles, California 90017-2475

                  If to the Shareholders then:

                  To the names and addresses of the Shareholders set out on the signature page of this Agreement.

                  (m)      BENEFIT AND BURDEN.

                  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.

                  IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement as of the date and year first above written.




ORIENT PACKAGING HOLDINGS LIMITED, A DELAWARE CORPORATION


By:
            --------------------------------------

Its:        Chairman


ATTEST:
            --------------------------------------

Its.        Secretary

GAMMA LINK ENTERPRISES CORP., A BRITISH VIRGIN ISLANDS CORPORATION

By:
            --------------------------------------

Its:        Chairman

ATTEST:
            --------------------------------------

Its.        Secretary


SHAREHOLDERS OF GAMMA INVESTMENTS LIMITED:

EVERFORD COMSEC LIMITED, A HONG KONG CORPORATION
Room 901, 9th Floor, Keen Hung Commercial Building
80 Queen's Road East, Hong Kong


By:
            --------------------------------------
Its:        Director


ACAMAX, INC., A BRITISH VIRGIN ISLANDS CORPORATION
The Lake Building, 1st Floor
Wickhams Cay
Roadtown, Tortola
British Virgin Islands

By:
            --------------------------------------
Its:        Director